As filed with the Securities and Exchange Commission on November 16, 2005
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________

GENIUS PRODUCTS, INC.
(Exact name of Registrant as Specified in Its Charter)
______________________________________________

Delaware	33-0852923
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Address of Principal Executive Offices)

Genius Products, Inc. Amended and Restated 1997 Non-Qualified Stock Option Plan
Genius Products, Inc. 2003 Stock Option Plan
Genius Products, Inc. 2004 Stock Incentive Plan
(Full Title of the Plan)
______________________________________________

Trevor Drinkwater
Chief Executive Officer
Genius Products, Inc.
740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Name and Address of Agent for Service)

(858) 793-8840
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Allen Z. Sussman, Esq.
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013-1024
(213) 892-5200

______________________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (5)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,250,000 (2)	$1.71	$2,137,500	$251.60
Common Stock, $0.001 par value per share	2,015,000 (3)	$1.71	$3,445,650	$405.60
Common Stock, $0.001 par value per share	7,500,000 (4)	$1.71	$12,825,000	$1,509.50

(1)
Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask price per share of Genius Products, Inc.’s common stock on the Over the Counter Bulletin Board on November 15, 2005.

(2)	To be issued in connection with the Genius Products, Inc. Amended and Restated 1997 Non-Qualified Stock Option Plan.
(3)	To be issued in connection with the Genius Products, Inc. 2003 Stock Option Plan.
(4)	To be issued in connection with the Genius Products, Inc. 2004 Stock Incentive Plan.
(5)
The Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Genius Products, Inc. Amended and Restated 1997 Non-Qualified Stock Option Plan, the Genius Products, Inc. 2003 Stock Option Plan or the Genius Products, Inc. 2004 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Genius Products, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)     The Registrant’s latest Annual Report on Form 10-KSB (Amendment No. 1) for the fiscal year ended December 31, 2004, filed on May 2, 2005.

(b)     The Registrant’s latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, filed on August 15, 2005.

(c)     The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed on May 16, 2005.

(d)     The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed on August 22, 2005.

(e)     The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed on November 14, 2005.

(f)     The description of the Registrant’s Common Stock which is contained in its Registration Statement on Form 10-SB filed on November 2, 1999, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant also maintains director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Form 10-KSB filed on March 31, 2005).
4.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant’s Form 10-KSB, filed on April 16, 2002).
4.3	Certificate of Change in Stock (incorporated by reference from Exhibit 3.2.2 to the Registrant’s Form 10-KSB filed on April 16, 2002).
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Singer Lewak Greenbaum & Goldstein, LLP.
23.2	Consent of Cacciamatta Accountancy Corporation.
23.3	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see signature page of this Registration Statement).
99.1
Genius Products, Inc. Amended and Restated 1997 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.61 to the Registrant’s Form 10-KSB, Amendment No. 1, filed on April 30, 2002).

99.2
Form of Non-Qualified Stock Option Agreement under the Amended and Restated 1997 Stock Option Plan (incorporated by reference from Exhibit 10.16 to the Registrant’s Form 10-KSB filed on March 31, 2005).

99.3	Genius Products, Inc. 2003 Stock Option Plan (incorporated by reference from Exhibit A to the Registrant’s Proxy Statement filed on April 30, 2003).
99.4
Form of Incentive Stock Option Agreement under the Genius Products, Inc. 2003 Stock Option Plan (incorporated by reference from Exhibit 10.30 to the Registrant’s Registration Statement (No. 333-108966) on Form SB-2 filed on September 19, 2003).

99.5
Form of Non-Qualified Stock Option Agreement under the 2003 Genius Products, Inc. Stock Option Plan (incorporated by reference from Exhibit 10.31 to the Registrant’s Registration Statement (No. 333-108966) on Form SB-2 filed on September 19, 2003).

99.6	2004 Stock Incentive Plan (incorporated by reference from Appendix B to the Registrant’s Proxy Statement filed on October 4, 2004).
99.7	Form of Notice of Stock Option Award under the 2004 Stock Incentive Plan (incorporated by reference from Exhibit 10.23 to the Registrant’s Form 10-KSB filed on March 31, 2005).
99.8	Form of Stock Option Agreement under the 2004 Stock Incentive Plan (incorporated by reference from Exhibit 10.24 to the Registrant’s Form 10-KSB filed on March 31, 2005).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act).

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on November 16, 2005.

Genius Products, Inc.

By:	/s/ Trevor Drinkwater

Trevor Drinkwater Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Trevor Drinkwater and Shawn Howie, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Trevor Drinkwater Trevor Drinkwater	Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2005
/s/ Shawn Howie Shawn Howie	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2005
/s/ Alexander L. Cappello Alexander L. Cappello	Director	November 16, 2005
/s/ James G. Ellis James G. Ellis	Director	November 16, 2005
/s/ Stephen K. Bannon Stephen K. Bannon	Director	November 16, 2005
/s/ Herbert Hardt Herbert Hardt	Director	November 16, 2005

EXHIBIT INDEX

Exhibit
Number     Description

4.1	Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Form 10-KSB filed on March 31, 2005).
4.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant’s Form 10-KSB, filed on April 16, 2002).
4.3	Certificate of Change in Stock (incorporated by reference from Exhibit 3.2.2 to the Registrant’s Form 10-KSB filed on April 16, 2002).
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Singer Lewak Greenbaum & Goldstein, LLP.
23.2	Consent of Cacciamatta Accountancy Corporation.
23.3	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (see signature page of this Registration Statement).
99.1
Genius Products, Inc. Amended and Restated 1997 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.61 to the Registrant’s Form 10-KSB, Amendment No. 1, filed on April 30, 2002).

99.2
Form of Non-Qualified Stock Option Agreement under the Amended and Restated 1997 Stock Option Plan (incorporated by reference from Exhibit 10.16 to the Registrant’s Form 10-KSB filed on March 31, 2005).

99.3	Genius Products, Inc. 2003 Stock Option Plan (incorporated by reference from Exhibit A to the Registrant’s Proxy Statement filed on April 30, 2003).
99.4
Form of Incentive Stock Option Agreement under the Genius Products, Inc. 2003 Stock Option Plan (incorporated by reference from Exhibit 10.30 to the Registrant’s Registration Statement (No. 333-108966) on Form SB-2 filed on September 19, 2003).

99.5
Form of Non-Qualified Stock Option Agreement under the 2003 Genius Products, Inc. Stock Option Plan (incorporated by reference from Exhibit 10.31 to the Registrant’s Registration Statement (No. 333-108966) on Form SB-2 filed on September 19, 2003).

99.6	2004 Stock Incentive Plan (incorporated by reference from Appendix B to the Registrant’s Proxy Statement filed on October 4, 2004).
99.7	Form of Notice of Stock Option Award under the 2004 Stock Incentive Plan (incorporated by reference from Exhibit 10.23 to the Registrant’s Form 10-KSB filed on March 31, 2005).
99.8	Form of Stock Option Agreement under the 2004 Stock Incentive Plan (incorporated by reference from Exhibit 10.24 to the Registrant’s Form 10-KSB filed on March 31, 2005).